Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

Steel Partners Holdings L.P.

New York, New York

We hereby consent to the use in the Prospectus constituting a part of Amendment 1 to this Registration Statement of our report dated March 11, 2016, relating to the consolidated financial statements of Steel Excel Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

January 24, 2017